As filed with the Securities and Exchange Commission on March 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sierra Pacific Power Company
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0044418 (I.R.S. Employer Identification Number)
6100 Neil Road
Reno, Nevada 89511
(775) 834-4011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandon M. Barkhuff
Senior Vice President, General Counsel, Compliance & Customer Services
and Corporate Secretary
Sierra Pacific Power Company
6100 Neil Road
Reno, Nevada 89511
(775) 834-4011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Alexander B. Young, Esq.
ArentFox Schiff LLP
233 South Wacker Drive, Suite 7100
Chicago, Illinois 60606
(312) 258-5000

Approximate date of commencement of proposed sale of the securities to the public:   From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated March 14, 2025
PROSPECTUS
$2,500,000,000
SIERRA PACIFIC POWER COMPANY
GENERAL AND REFUNDING MORTGAGE SECURITIES
UNSECURED DEBT SECURITIES
Sierra Pacific Power Company, a Nevada corporation, may offer and sell General and Refunding Mortgage Securities and unsecured debt securities (together, the “Securities”) from time to time in one or more offerings. We may offer these Securities in one or more separate series, and in amounts, at prices and on terms we determine at or prior to the time of sale.
This prospectus provides you with a general description of these Securities. We will provide specific information about the offering and the terms of these Securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. We will not offer and sell our Securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these Securities.
Investing in our Securities involves certain risks. See “Risk Factors” on page 4.
We may offer and sell these Securities through one or more underwriters, dealers or agents. We will set forth in the related prospectus supplement the names of the underwriters, dealers or agents, the particular plan of distribution and any underwriting terms or arrangements. See “Plan of Distribution.”
The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2025.

We have not authorized anyone to give you any information other than this prospectus and any supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference in this prospectus or any free writing prospectuses is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition and results of operations may have changed since that date. We are not offering to sell the Securities and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Sierra Pacific Power Company filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides a general description of the Securities. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered Securities, you should rely on the information contained in that prospectus supplement.
The distribution of this prospectus and the applicable prospectus supplement and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
In this prospectus, “Sierra Pacific,” the “Company,” “we,” “us,” and “our” refer specifically to Sierra Pacific Power Company and our subsidiaries, unless the context otherwise requires.
FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:
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general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting our operations or related industries;

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changes in, and compliance with, environmental laws, regulations, decisions and policies, whether directed towards protection of environmental resources, present and future climate considerations or social justice concerns that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

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the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and our ability to recover costs through rates in a timely manner;

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changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long term contracts with customers and suppliers;

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performance, availability and ongoing operation of our facilities, including facilities not operated by us, due to the impacts of market conditions, outages and associated repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

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the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, extreme temperature events, wind events, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, costly litigation, wars, terrorism, pandemics, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;
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the risks and uncertainties associated with wildfires that have occurred, are occurring or may occur in the Company’s service territory; the damage caused by such wildfires; the extent of the Company’s liability in connection with such wildfires (including the risk that the Company may be found liable for damages regardless of fault); investigations into such wildfires; the outcomes of any legal proceedings, demands or similar actions initiated against the Company; the risk that the Company is not able to recover losses from insurance or through rates; and the effect of such wildfires, investigations and legal proceedings on the Company’s financial condition and reputation;

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the Company’s ability to reduce wildfire and other natural disaster threats and improve safety, including the ability to comply with the targets and metrics set forth in its Natural Disaster Protection Plan; to retain or contract for the workforce necessary to execute its Natural Disaster Protection Plan; the effectiveness of its system hardening; ability to achieve vegetation management targets; and the cost of these programs and the timing and outcome of any proceeding to recover such costs through rates;

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the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events, such as wildfires;

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a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

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changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

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the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

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changes in business strategy or development plans;

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availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates and credit spreads;

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changes in our credit ratings, changes in rating methodology and placement on negative outlook or credit watch;

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the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

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the impact of inflation on costs and our ability to recover such costs in regulated rates;

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increases in employee healthcare costs;

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the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

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the ability to successfully integrate future acquired operations into our business;

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the impact of supply chain disruptions and workforce availability on our ongoing operations and our ability to timely complete construction projects;

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unanticipated construction delays, changes in costs, delays in or the inability to receive required permits and authorizations, including the impact of new regulations or actions taken to implement or rescind U.S. federal executive orders, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

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the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

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the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

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other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.
SIERRA PACIFIC POWER COMPANY
We are a United States regulated electric and natural gas utility company serving 0.4 million retail electric customers and 0.2 million retail and transportation natural gas customers in northern Nevada. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. We have an electric service territory covering approximately 41,400 square miles and a natural gas service territory covering approximately 900 square miles in Reno and Sparks. We principally serve the gaming, recreation, warehousing, manufacturing, governmental services and mining industries. We buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize economic benefits of electricity generation, retail customer loads and wholesale transactions. The Company also sells natural gas to other utilities, municipalities and energy marketing companies on a wholesale basis. The Company’s electric and natural gas operations are conducted under numerous nonexclusive franchise agreements, revocable permits and licenses obtained from federal, state and local authorities.
We are an indirect wholly-owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), a holding company headquartered in Des Moines, Iowa that has investments in subsidiaries principally engaged in energy businesses. BHE is a wholly-owned subsidiary of Berkshire Hathaway Inc. BHE controls all of our voting securities. We are subject to the reporting requirements of Section 13 of the Exchange Act, and file annual, quarterly and current reports with the SEC.
We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89511 and our telephone number is (775) 834-4011.
RISK FACTORS
Investing in our Securities involves risk. Before purchasing any Securities we offer, you should carefully consider the risk factors and the other information incorporated by reference in this prospectus, as well as the other information contained in this prospectus, and any prospectus supplement, in order to evaluate an investment in our Securities. See “Forward-Looking Statements” and “Where You Can Find More Information” in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.
USE OF PROCEEDS
Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the Securities offered by this prospectus for any or all of the following purposes: (a) to refinance long-term debt at maturity or earlier redemption or purchase, (b) to repay short-term debt, (c) to fund capital projects, (d) to accomplish other general corporate purposes and (e) to reimburse our treasury for funds previously expended for any of these purposes.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC covering the Securities. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s internet site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our internet site at http://www.nvenergy.com. However, other than the documents or portions of documents specifically incorporated by reference into this prospectus, the information on or accessible through our internet site is not a part of this prospectus or any prospectus supplement.
The SEC allows us to incorporate by reference the information we file with them, which means:
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incorporated documents are considered part of the prospectus;

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we disclose important information to you by referring you to those documents; and

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information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:
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our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference each document that we subsequently file with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus (but only to the extent the information therein is filed and not furnished), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until this offering is completed.
You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.
You may request a copy of any filings referred to above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost, by writing or calling us at the following address or telephone number:
Sierra Pacific Power Company
6100 Neil Road
Reno, Nevada 89511
Attention: Michael J. Behrens, Vice President and Chief Financial Officer
Telephone: (775) 834-4011

DESCRIPTION OF GENERAL AND REFUNDING MORTGAGE SECURITIES
This section of this prospectus describes the general terms and provisions of the General and Refunding Mortgage Securities that we may offer, which may be issued from time to time in one or more series. For a description of unsecured debt securities that we may offer, see “Description of Unsecured Debt Securities.” When we offer to sell a particular series of General and Refunding Mortgage Securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of General and Refunding Mortgage Securities.
General
From time to time we may issue one or more series of General and Refunding Mortgage Securities (a “General and Refunding Mortgage Security” or the “General and Refunding Mortgage Securities”). Below is a description of the general terms of the General and Refunding Mortgage Securities. The particular terms of a series of General and Refunding Mortgage Securities will be described in a prospectus supplement.
The General and Refunding Mortgage Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the “G&R Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
The G&R Indenture has previously been filed with the SEC and is being incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the officer’s certificate or other instrument establishing the General and Refunding Mortgage Securities of a particular series will be so filed or will otherwise be incorporated by reference into this prospectus. The G&R Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summaries of certain provisions of the G&R Indenture and the General and Refunding Mortgage Securities do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the G&R Indenture and the General and Refunding Mortgage Securities.
The G&R Indenture does not limit the amount of General and Refunding Mortgage Securities that we may issue. The General and Refunding Mortgage Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness.
Terms of the General and Refunding Mortgage Securities
Each prospectus supplement will describe the terms of a series of General and Refunding Mortgage Securities, which may include:
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the title and series designation;

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the aggregate principal amount and authorized denominations of the General and Refunding Mortgage Securities;

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the percentage of principal amount at which the General and Refunding Mortgage Securities will be issued;

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the stated maturity date;

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any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

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the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

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the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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whether the General and Refunding Mortgage Securities are denominated or payable in United States dollars;

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any sinking fund requirements;

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any terms under which we can redeem the General and Refunding Mortgage Securities;

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any terms for repayment of principal amount at the option of the holder;

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whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any General and Refunding Mortgage Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected General and Refunding Mortgage Securities rather than pay any Additional Amounts;

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the form in which we will issue the General and Refunding Mortgage Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the General and Refunding Mortgage Securities in either form;

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whether the General and Refunding Mortgage Securities will be issued in global form, and any terms and conditions under which the General and Refunding Mortgage Securities in global form may be exchanged for definitive General and Refunding Mortgage Securities;

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the defeasance provisions, if any, that apply to the General and Refunding Mortgage Securities (other than those described herein);

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the person to whom any interest on a registered security is payable, if that person is not the registered owner of the General and Refunding Mortgage Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

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any events of default or covenants not contained in the G&R Indenture; and

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any other specific terms of the General and Refunding Mortgage Securities which are not inconsistent with the provisions of the G&R Indenture.

Unless the terms of the General and Refunding Mortgage Securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any General and Refunding Mortgage Securities, to issue additional General and Refunding Mortgage Securities with terms different from those of General and Refunding Mortgage Securities previously issued and to reopen a previous series of General and Refunding Mortgage Securities and issue additional General and Refunding Mortgage Securities of that series.
We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the General and Refunding Mortgage Securities and the applicable prospectus supplement.
Description of the G&R Indenture
General
Except as otherwise contemplated below under this heading (“Description of the G&R Indenture”) and subject to the exceptions specifically discussed under “Release of Property” and “Defeasance,” all outstanding General and Refunding Mortgage Securities issued pursuant to the G&R Indenture (the “Indenture General and Refunding Mortgage Securities”), equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us and located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.
Capitalized terms used under this heading that are not otherwise defined in this prospectus have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers under this heading are references to article and section numbers of the G&R Indenture, unless otherwise indicated.

Lien of the G&R Indenture
General
The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.
The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and “Consolidation, Merger, etc.” herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined) and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.
Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture General and Refunding Mortgage Securities. (See “— Issuance of Additional Indenture General and Refunding Mortgage Securities.”)
Excepted Property
There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts and securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)
Our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.
Permitted Liens
The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics’, workmen’s and similar liens and other liens arising in the ordinary course of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulations as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced or acquired by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions on assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)
Trustee’s Lien
The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture General and Refunding Mortgage Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)
Issuance of Additional Indenture General and Refunding Mortgage Securities
The aggregate principal amount of Indenture General and Refunding Mortgage Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) General and Refunding Mortgage Securities of any series may be issued from time to time on the basis of Property Additions, Retired General and Refunding Mortgage Securities and cash deposited with the Trustee, and in an aggregate principal amount not exceeding:
(i)
70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture General and Refunding Mortgage Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

(ii)
the aggregate principal amount of Retired General and Refunding Mortgage Securities; and

(iii)
an amount of cash deposited with the Trustee. (See Article IV.)

Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)
Retired General and Refunding Mortgage Securities means, generally, Indenture General and Refunding Mortgage Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture General and Refunding Mortgage Securities, the release of property or the withdrawal of cash.
Release of Property
Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:
(1)
an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

(2)
an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(3)
the aggregate principal amount of Indenture General and Refunding Mortgage Securities we would be entitled to issue on the basis of Retired General and Refunding Mortgage Securities (with such entitlement being waived by operation of such release);

(4)
any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

(5)
the aggregate principal amount of Indenture General and Refunding Mortgage Securities delivered to the Trustee (with such Indenture General and Refunding Mortgage Securities to be canceled by the Trustee); and

(6)
any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

As used in the G&R Indenture, the term “Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)
Property that is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)
The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)
Withdrawal of Cash
Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture General and Refunding Mortgage Securities that we would be entitled to issue on the basis of Retired General and Refunding Mortgage Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Indenture General and Refunding Mortgage Securities then Outstanding delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture General and Refunding Mortgage Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture General and Refunding Mortgage Securities or the redemption (or provision therefor) of any Indenture General and Refunding Mortgage Securities which are redeemable. (See Section 8.06.)
Consolidation, Merger, etc.
We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture General and Refunding Mortgage Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture General and Refunding Mortgage Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture General and Refunding Mortgage Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)
Modification of G&R Indenture
Modification Without Consent
Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:
(a)
to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture General and Refunding Mortgage Securities; or

(b)
to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture General and Refunding Mortgage Securities of one or more specified series (for the purposes of this subsection, “series” includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

(c)
to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d)
to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture General and Refunding Mortgage Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture General and Refunding Mortgage Security of such series remains Outstanding; or

(e)
to establish the form or terms of the Indenture General and Refunding Mortgage Securities of any series as permitted by the G&R Indenture; or

(f)
to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)
to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

(h)
to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture General and Refunding Mortgage Securities; or

(i)
to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture General and Refunding Mortgage Securities will be payable, (2) all or any series of Indenture General and Refunding Mortgage Securities may be surrendered for registration of transfer, (3) all or any series of Indenture General and Refunding Mortgage Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture General and Refunding Mortgage Securities and the G&R Indenture may be served; or

(j)
to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions under the G&R Indenture, so long as such other changes do not adversely affect the interests of the Holders of Indenture General and Refunding Mortgage Securities of any series in any material respect. (See Section 14.01.)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

Modifications Requiring Consent
Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture General and Refunding Mortgage Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture General and Refunding Mortgage Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:
(a)
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture General and Refunding Mortgage Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount General and Refunding Mortgage Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture General and Refunding Mortgage Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture General and Refunding Mortgage Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture General and Refunding Mortgage Security,

(b)
permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture General and Refunding Mortgage Securities then Outstanding,

(c)
reduce the percentage in principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Indenture General and Refunding Mortgage Security then Outstanding of such series, or

(d)
modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture General and Refunding Mortgage Securities of any series without the consent of the Holder of each Indenture General and Refunding Mortgage Security then Outstanding of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture General and Refunding Mortgage Securities of one or more specified series or modifies the rights of the Holders of Indenture General and Refunding Mortgage Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture General and Refunding Mortgage Securities of any other series. (See Section 14.02.)

Waiver
The Holders of at least a majority in aggregate principal amount of all Indenture General and Refunding Mortgage Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture General and Refunding Mortgage Securities of such series or tranches thereof. (See Section 6.09.)
Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Indenture General and Refunding Mortgage Securities then Outstanding may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Indenture General and Refunding Mortgage Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Indenture General and Refunding Mortgage Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)
Events of Default
Each of the following events constitutes an Event of Default under the G&R Indenture:
(1)
failure to pay interest on any Indenture General and Refunding Mortgage Security within 60 days after the same becomes due and payable;

(2)
failure to pay principal of or premium, if any, on any Indenture General and Refunding Mortgage Security within three Business Days after its Maturity;

(3)
failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the General and Refunding Mortgage Securities offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture General and Refunding Mortgage Securities not less than the principal amount of Indenture General and Refunding Mortgage Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

(4)
certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property. (See Section 10.01.)

Remedies
Acceleration of Maturity
If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding may declare the principal amount (or if the Indenture General and Refunding Mortgage Securities are Discount General and Refunding Mortgage Securities, such portion of the principal amount as may be provided for such Discount General and Refunding Mortgage Securities pursuant to the terms of the G&R Indenture) of all of the Indenture General and Refunding Mortgage Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture General and Refunding Mortgage Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been cured, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:
(a)
we have paid or deposited with the Trustee a sum sufficient to pay

(1)
all overdue interest, if any, on all Indenture General and Refunding Mortgage Securities then Outstanding;

(2)
the principal of and premium, if any, on any Indenture General and Refunding Mortgage Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture General and Refunding Mortgage Securities; and

(3)
all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

(b)
any other Event or Events of Default, other than the non-payment of the principal of Indenture General and Refunding Mortgage Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

Possession of Mortgaged Property
Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Indenture General and Refunding Mortgage Securities then Outstanding, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)
Right to Direct Proceedings
If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)
Limitation on Right to Institute Proceedings
No Holder of any Indenture General and Refunding Mortgage Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless
(a)
such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)
the Holders of not less than a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default;

(c)
such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)
for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding; and

(e)
no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the General and Refunding Mortgage Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.
Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)
No Impairment of Right to Receive Payment
Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture General and Refunding Mortgage Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture General and Refunding Mortgage Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)
Notice of Default
The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under “Events of Default” may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.
Indemnification of Trustee
As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture General and Refunding Mortgage Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)
Remedies Limited by State Law
The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.
Defeasance
Any Indenture General and Refunding Mortgage Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture General and Refunding Mortgage Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.
The right of Sierra Pacific to cause its entire indebtedness in respect of the Indenture General and Refunding Mortgage Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.
Duties of the Trustee; Resignation; Removal
The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture General and Refunding Mortgage Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)
Evidence to be Furnished to the Trustee
Compliance with the G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Sierra Pacific will have any liability for any obligations of Sierra Pacific under the Indenture General and Refunding Mortgage Securities or the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture General and Refunding Mortgage Securities by accepting a General and Refunding Mortgage Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture General and Refunding Mortgage Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Denominations
Unless the applicable prospectus supplement provides otherwise, General and Refunding Mortgage Securities will be issued in registered form in denominations of $1,000 or integral multiples thereof.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any General and Refunding Mortgage Security on any interest payment date will be made to the person in whose name the General and Refunding Mortgage Security is registered.
Unless otherwise indicated in the applicable prospectus supplement, principal of and premium, if any, and interest on the General and Refunding Mortgage Securities of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the Trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.
All moneys paid by us to a paying agent or the Trustee for the payment of the principal, premium additional amounts or interest on a General and Refunding Mortgage Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the General and Refunding Mortgage Security thereafter may look only to us for payment thereof.
Relationships with the Trustee
In addition to acting as Trustee, The Bank of New York Mellon Trust Company, N.A., and its affiliates have various banking and trust relationships with us and some of our affiliates.
Governing Law
The General and Refunding Mortgage Securities will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF UNSECURED DEBT SECURITIES
This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer, which may be issued as senior unsecured debt securities or subordinated unsecured debt securities (which may include junior subordinated unsecured debt securities, senior subordinated unsecured debt securities and subordinated unsecured debt securities of any other relative ranking). For a description of the General and Refunding Mortgage Securities that we may offer, see “Description of General and Refunding Mortgage Securities.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.
General
We may issue senior debt securities or subordinated debt securities, in addition to the General and Refunding Mortgage Securities described under “Description of General and Refunding Mortgage Securities.” Both the senior debt securities and the subordinated debt securities will be our direct unsecured obligations. The senior debt securities and the subordinated debt securities will be issued under a senior indenture and a subordinated indenture, respectively, in each case between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of debt securities, the indentures, as amended or supplemented from time to time, will be substantially similar to the forms of indentures filed as exhibits to the registration statement and described below.
Prospectus Supplement
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include:
•
the title of the series of debt securities;

•
whether the series of debt securities are senior debt securities or subordinated debt securities;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•
if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•
the rate or rates of interest, if any, which will be borne by such debt securities, which may be fixed or variable;

•
the date from which interest will accrue;

•
the record date for interest payable on the debt securities;

•
the maturity date of the debt securities;

•
the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•
the securities registrar if other than the trustee;

•
the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•
the terms of any redemption at the option of holders of the debt securities;

•
the denominations in which the debt securities are issuable;

•
whether the debt securities will be represented by a global security and the terms of any such global security;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•
any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•
whether and upon what terms the debt securities may be defeased;

•
any rights that would allow an interest payment date in connection with any series of debt securities to be deferred or extended;

•
any special tax implications of the debt securities; and

•
any other terms in addition to or different from those contained in the applicable indenture.

The debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.
Ranking of Senior Debt Securities; Ranking of Subordinated Debt Securities
The senior debt securities will rank senior to our subordinated debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior debt securities. In addition, the senior debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness, including the General and Refunding Mortgage Securities described in this prospectus, to the extent of the value of the collateral securing such senior secured indebtedness.
The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities, the General and Refunding Mortgage Securities described in this prospectus and all of our other current and future senior debt. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.
Neither the subordinated indenture nor the senior indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.
Redemption or Repurchase
The prospectus supplement relating to any particular series of debt securities will set forth the redemption or repurchase terms and other specific terms of those debt securities.
If we elect or are required to redeem all or part of any series of debt securities, we will provide a notice of redemption at least 10 days prior to the redemption date. A failure to duly give notice to any applicable holder will not affect the validity of the redemption of any other debt securities. A notice of redemption may be subject to the receipt of the redemption amount by the applicable trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the applicable trustee for redemption, on and after the redemption date the debt securities subject to redemption will cease to bear interest.

Consolidation, Merger, Conveyance, Transfer or Lease
We may consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, (i) be organized under the laws of the United States, any state there of or the District of Columbia, and (ii) assume our obligations under any outstanding series of debt securities and the indentures applicable thereto. When those conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under such indenture and any debt securities issued thereunder.
Events of Default
Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable indenture:
•
we fail to pay interest on the applicable series of debt securities when due and such failure continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of debt securities that permit such deferral;

•
we fail to pay principal of, and premium, if any, on the applicable series of debt securities when due;

•
we breach any other covenant or representation in the applicable indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•
a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•
we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence and continuance of an event of default under an indenture with respect of a series, the trustee or holders of a majority in aggregate principal amount of the applicable series of debt securities may declare such debt securities to be immediately due and payable. After the declaration of acceleration has been made with respect to any series and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:
•
the Company has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the trustee; and

•
all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders pursuant to the applicable indenture, unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance
Upon our written request, each indenture with respect to any series of debt securities shall be satisfied and discharged (except as to certain surviving rights and obligations specified in such indenture) when:
•
either all debt securities have been delivered to the applicable trustee for cancellation or all debt securities not delivered to the applicable trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year (at maturity or due to redemption) and we have irrevocably deposited with such trustee money or government obligations sufficient (without reinvestment of interest earned thereon) to pay and discharge the debt securities to the applicable date of maturity or redemption (including principal, any premium and interest thereon);

•
no event of default shall have occurred and be continuing on the date of the deposit or, in the case of any cross-acceleration default or judgment default, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit;

•
we have paid or caused to be paid all other sums payable by us under the indenture; and

•
we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Each indenture provides that we may be:
•
discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in such indenture, such a discharge being called a “legal defeasance” in this prospectus; and

•
released from its obligations under certain restrictive covenants established with respect to any series of debt securities, as described in such indenture, such a release being called a “covenant defeasance” in this prospectus.

We must satisfy certain conditions to effect a legal defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the applicable trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money (without reinvestment of interest earned thereon) to pay the principal and any premium and interest on those debt securities on the stated maturity date for payment thereof or upon the applicable redemption date, as the case may be. We must also deliver to the applicable trustee an opinion of counsel stating that, under then-existing United States federal income tax law, the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance.
Following a legal defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the applicable indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which we have been released. A legal defeasance may occur after a covenant defeasance.
Option to Extend Interest Payment Period
To the extent specified in the applicable prospectus supplement or other offering materials, we may elect to defer interest payments on the debt securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an extension period). Other details regarding the extension period will also be specified in the applicable prospectus supplement or other offering materials. No extension period may extend beyond the maturity of the applicable series of debt securities. At the end of the extension period(s), we will pay all then accrued and unpaid interest.
Modifications to the Indenture
Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:

•
to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•
to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•
to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•
to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•
to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•
to permit the trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

•
to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:
•
change the stated maturity of the applicable series of unsecured debt securities;

•
reduce the principal amount of the applicable series of unsecured debt securities;

•
reduce the interest rate for the applicable series of unsecured debt securities;

•
extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•
impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•
reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.
In addition, any amendment to, or waiver of, the provisions of the unsecured subordinated indenture relating to subordination that adversely affects the rights of the holders of the subordinated unsecured debt securities will require the consent of the holders of at least 75% in aggregate principal amount of subordinated unsecured debt securities then outstanding.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited) or stockholder of the Company, as such, will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM
Unless we indicate differently in a prospectus supplement, the Securities initially will be issued in book-entry form and represented by one or more global securities without interest coupons. The global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing Securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of global securities. DTC has no knowledge of the actual beneficial owners of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the Securities are in book-entry form, you will receive payments and may transfer the Securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable Securities, where notices and demands in respect of the Securities and the Mortgaged Property may be delivered to us and where certificated Securities, if any, may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the Securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the Securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts Securities are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as Securities are in book-entry form, we will make payments on those Securities to the depositary or its nominee, as the registered owner of such Securities, by wire transfer of immediately available funds. If Securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds of the Securities will be paid to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Neither we, the applicable trustee nor any agent of ours or of the applicable trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Securities; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Except under the limited circumstances described below, purchasers of Securities will not be entitled to have such Securities registered in their names and will not receive physical delivery of such Securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the Securities and the Mortgaged Property.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the Securities.
DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, certificates representing the Securities are required to be printed and delivered.

As noted above, beneficial owners of a particular series of Securities generally will not receive certificates representing their ownership interests in those Securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of Securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be, or

•
we determine, in our sole discretion and subject to DTC’s procedures, not to have such Securities represented by one or more global securities,

we will prepare and deliver certificates for such Securities in exchange for beneficial interests in the global securities held by DTC. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for Securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
We may sell the Securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the Securities being offered will set forth the specific terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of those Securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we use underwriters to sell Securities, we will enter into an underwriting agreement with the underwriters. Those Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered Securities if any are purchased.
If a dealer is used in the sale of any Securities, we will sell those Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.
The Securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

In connection with a particular underwritten offering of Securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of Securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.
Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.
We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the Securities will be available.
The Securities will not be listed on a national securities exchange. If the Securities of any series are sold to or through underwriters, the underwriters may make a market in such Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the Securities of any series.
Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.
During such time as we may be engaged in a distribution of the Securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our Securities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by ArentFox Schiff LLP, Chicago, Illinois. Matters of Nevada law will be passed upon for us by Brandon M. Barkhuff. Certain legal matters with respect to the Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Sierra Pacific Power Company incorporated by reference in this Prospectus by reference to Sierra Pacific’s annual report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUSES
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offerings described in this registration statement.
Securities and Exchange Commission registration fee		$382,750
Legal fees and expenses		*
Indenture trustee’s fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Rating agencies’ expenses		*
Miscellaneous		*
Total	$	*

*
To be provided in an amendment or filing, or exhibit thereto, with the SEC pursuant to the Exchange Act and incorporated herein by reference.

Item 15.   Indemnification of Directors and Officers
The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in the director’s or officer’s capacity as a director or officer unless it is proven that the act or failure to act constituted a breach of director’s or officer’s fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The corporation’s Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.
The Articles of Incorporation and By-laws of Sierra Pacific provide in substance that no director, officer, employee, fiduciary or authorized representative of the company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.
The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which the person is, or is threatened to be made, a party by reason of the person being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense.
The By-laws of Sierra Pacific provide in substance that every director and officer of the company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the company or otherwise, in which the director or officer may be involved, as a party or otherwise, by reason of being or having been a director or officer of the company or by reason of the fact that such person is or was serving at the request of Sierra Pacific as a director, officer, employee, fiduciary or other representative of the company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.
See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.
Item 16.   Exhibits and Financial Statement Schedules
See Index to Exhibits preceding the Exhibits included as part of this registration statement.
Item 17.   Undertakings
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
4.1	General and Refunding Mortgage Indenture, dated as of May 1, 2001, between Sierra Pacific Power Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2(a) to the Sierra Pacific Power Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
4.2	Second Supplemental Indenture, dated as of October 30, 2006, to subject additional properties of Sierra Pacific Power Company located in the State of California to the lien of the General and Refunding Mortgage Indenture and to correct defects in the original Indenture (incorporated by reference to Exhibit 4(A) to the Sierra Pacific Power Company Annual Report on Form 10-K for the year ended December 31, 2006).
4.3	Third Supplemental Indenture, dated as of May 31, 2022, by and between Sierra Pacific Power Company and the Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Sierra Pacific Power Company Current Report on Form 8-K dated September 18, 2023).
4.4	Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s 6.75% General and Refunding Mortgage Notes, Series P, due 2037 (incorporated by reference to Exhibit 4.2 to the Sierra Pacific Power Company Current Report on Form 8-K dated June 27, 2007).
4.5	Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s 2.60% General and Refunding Mortgage Notes, Series U, due 2026 (incorporated by reference to Exhibit 4.1 to the Sierra Pacific Power Company Current Report on Form 8-K dated April 15, 2016).
4.6	Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s General and Refunding Mortgage Notes, Series V (Nos. V-1, V-2 and V-3) (incorporated by reference to Exhibit 4.4 to the Sierra Pacific Power Company Current Report on Form 8-K dated May 24, 2016).
4.7	Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s 4.71% General and Refunding Mortgage Bonds, Series W, due 2052 (incorporated by reference to Exhibit 4.3 to the Sierra Pacific Power Company Current Report on Form 8-K dated June 3, 2022).
4.8	Bond Purchase Agreement, dated as of May 31, 2022, by and among Sierra Pacific Power Company and the Purchasers, relating to the $250,000,000 in principal amount of the 4.71% General and Refunding Mortgage Bonds due 2052 (incorporated by reference to Exhibit 4.1 to the Sierra Pacific Power Company Current Report on Form 8-K dated June 3, 2022).
4.9	Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s 5.900% General and Refunding Mortgage Bonds, Series 2023A, due 2054 (incorporated by reference to Exhibit 4.1 to the Sierra Pacific Power Company Current Report on Form 8-K dated September 18, 2023).
+4.10	Form of Indenture (Senior Debt Securities).
+4.11	Form of Indenture (Subordinated Debt Securities).

Exhibit No.	Description
*4.12	Form of Officer’s Certificate establishing the terms of the General and Refunding Mortgage Securities.
*4.13	Form of Officer’s Certificate establishing the terms of the Unsecured Debt Securities.
+5.1	Opinion of ArentFox Schiff LLP.
+5.2	Opinion of Brandon M. Barkhuff.
+23.1	Consent of Deloitte & Touche LLP.
+23.2	Consent of ArentFox Schiff LLP (included in Exhibit 5.1).
+23.3	Consent of Brandon M. Barkhuff (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page).
+25.1	Form T-1 Statement of Eligibility of General and Refunding Mortgage Indenture Trustee.
+25.2	Form T-1 Statement of Eligibility for the form of senior unsecured debt securities.
+25.3	Form T-1 Statement of Eligibility for the form of subordinated unsecured debt securities.
+107	Filing Fee Table.

*
To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 14, 2025.
SIERRA PACIFIC POWER COMPANY
By:
/s/ MICHAEL J. BEHRENS

Michael J. Behrens
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brandon M. Barkhuff and Michael J. Behrens as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ DOUGLAS A. CANNON Douglas A. Cannon	Director, President and Chief Executive Officer (principal executive officer)	March 14, 2025
/s/ MICHAEL J. BEHRENS Michael J. Behrens	Vice President and Chief Financial Officer (principal financial and accounting officer)	March 14, 2025
/s/ BRANDON M. BARKHUFF Brandon M. Barkhuff	Director	March 14, 2025
/s/ JESSE E. MURRAY Jesse E. Murray	Director	March 14, 2025
/s/ JENNIFER L. OSWALD Jennifer L. Oswald	Director	March 14, 2025
/s/ ANTHONY F. SANCHEZ, III Anthony F. Sanchez, III	Director	March 14, 2025